ElliottDavis                                      Elliot Davis, LLP
                                                  Advisors-CPAs-Consultants
                                                  1901 Main Street, Suite 1650
                                                  P.O. Box 2227
                                                  Columbia, SC 29202-2227
                                                  Phone 803.256.0002
                                                  Fax   803.254.4724



                   INDEPENDENT AUDITOR'S CONSENT



We consent to the use in this Registration Statement of US Patriot, Inc. on Form SB-2 of our report, dated November 27, 2001, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.


/s/ Elliott Davis, LLP

Elliott Davis, LLP
Columbia, South Carolina
January 15, 2002